UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐      Soliciting Material Pursuant to § 240.14a-12
VIA PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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750 Battery Street, Suite 330, San Francisco, CA 94111 •  Tel: 415.283.2200 •  Fax: 415.283.2201
www.viapharmaceuticals.com

November 5, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of VIA Pharmaceuticals, Inc. (the “Company”) to be held at 505 Montgomery Street, Suite 2000, San Francisco, CA 94111, on Friday December 14, 2007, at 9:00 a.m., local time.

At the Annual Meeting you will be asked to elect seven (7) directors to our Board of Directors, to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and to approve the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan.

Please read the enclosed information carefully before completing and returning the enclosed proxy card. Returning your proxy card as soon as possible will assure your shares will be represented and voted at the meeting, whether or not you plan to attend. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

Sincerely,

Lawrence K. Cohen, Ph.D.
President & Chief Executive Officer

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
GENERAL INFORMATION ABOUT VOTING
NO DISSENTERS’ RIGHTS
DESCRIPTION OF CORAUTUS GENETICS INC. AND VIA PHARMACEUTICALS, INC. MERGER TRANSACTION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 — ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
ITEM 8. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 — APPROVAL OF 2007 VIA PHARMACEUTICALS, INC. INCENTIVE AWARD PLAN
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K
LIST OF THE COMPANY’S STOCKHOLDERS
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
EXHIBIT A
VIA PHARMACEUTICALS, INC. 2007 INCENTIVE AWARD PLAN

VIA PHARMACEUTICALS, INC.
750 Battery Street
Suite 330
San Francisco, CA 94111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 14, 2007

NOTICE HEREBY IS GIVEN that the 2007 Annual Meeting of Stockholders of VIA Pharmaceuticals, Inc. (“VIA”) will be held at 505 Montgomery Street, Suite 2000, San Francisco, CA 94111, on Friday, December 14, 2007, at 9:00 a.m., local time, for the following purposes:

1. Electing seven (7) directors;

2. Ratifying the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2007;

3. Approving the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan; and

4. Such other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on October 26, 2007 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. This Notice of Annual Meeting of Stockholders and Proxy Statement and Proxy Card are being sent to stockholders beginning on or about November 5, 2007.

By Order of the Board of Directors.

Lawrence K. Cohen, Ph.D.
President & Chief Executive Officer

San Francisco, California
November 5, 2007

PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT.  EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

VIA PHARMACEUTICALS, INC.
750 Battery St.
Suite 330
San Francisco, CA 94111

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held December 14, 2007

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by our Board of Directors to be voted at the 2007 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The Annual Meeting will be held at 505 Montgomery Street, Suite 2000, San Francisco, CA 94111, on Friday, December 14, 2007, at 9:00 a.m., local time.

On June 5, 2007, Corautus Genetics Inc. (“Corautus”) completed a merger (the “Merger”) with privately-held VIA Pharmaceuticals, Inc. pursuant to an Agreement and Plan of Merger and Reorganization, dated February 7, 2007, by and among Corautus, privately-held VIA Pharmaceuticals, Inc. and Resurgens Merger Corp., a wholly owned subsidiary of Corautus (“Resurgens”). Pursuant to the Merger, Resurgens merged with and into privately-held VIA Pharmaceuticals, Inc., which continued as the surviving company as a wholly owned subsidiary of Corautus. Following effectiveness of the Merger on June 5, 2007, privately-held VIA Pharmaceuticals, Inc. merged with and into Corautus, pursuant to which Corautus continued as the surviving corporation (the “Parent-Subsidiary Merger”). Immediately following the Parent-Subsidiary Merger, Corautus changed its corporate name from “Corautus Genetics Inc.” to “VIA Pharmaceuticals, Inc.” When used in this Proxy Statement, the terms the “Company,” “we,” “us,” “our” and “VIA” refer to the renamed VIA Pharmaceuticals, Inc. (formerly known as Corautus Genetics Inc.).

The Securities and Exchange Commission (“SEC”) rules require us to provide our Annual Report for the fiscal year ended December 31, 2006 to stockholders who receive this Proxy Statement. Accordingly, we have enclosed the Annual Report on Form 10-K of Corautus Genetics Inc. for the fiscal year ended December 31, 2006, which was filed on March 30, 2007, and amended by Form 10-K/A, filed on April 30, 2007 with this Proxy Statement, and we will also provide copies of such documents to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report (not including documents incorporated by reference), are available to any stockholder without charge upon written request to VIA Pharmaceuticals, Inc. to the attention of James G. Stewart, Senior Vice President, Chief Financial Officer and Secretary, VIA Pharmaceuticals, Inc., 750 Battery St., Suite 330, San Francisco, CA 94111. You may also obtain the Annual Report on Form 10-K, as amended, over the Internet at the SEC’s website, www.sec.gov, or at our website, www.viapharmaceuticals.com.

The date on which this Proxy Statement and form of proxy card are first being sent or given to stockholders is on or about November 5, 2007.

GENERAL INFORMATION ABOUT VOTING

Record Date

As of October 26, 2007, the record date for the Annual Meeting, 19,718,408 shares of our Common Stock were outstanding. Only holders of record of our Common Stock as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at VIA Pharmaceuticals, Inc., 750 Battery Street, Suite 330, San Francisco, CA 94111 for a period of ten (10) days prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting.

Quorum and Revocability of Proxies

Each share of our Common Stock entitles the holder of record thereof to one vote. No other securities are entitled to be voted at the Annual Meeting. Each stockholder may vote in person or by proxy on all matters that properly come before the Annual Meeting and any adjournment or postponement thereof. The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of Common Stock outstanding on the record date will constitute a quorum for purposes of voting at the Annual Meeting. Properly executed proxies marked “ABSTAIN” or “WITHHOLD AUTHORITY,” as well broker non-votes will be counted as “present” for purposes of determining the existence of a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

Our Board of Directors (the “Board”) is soliciting the enclosed proxy for use in connection with the Annual Meeting and any postponement or adjournment thereof. If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. For each proposal, you may vote “FOR,” “AGAINST” or you may elect to either: “WITHHOLD AUTHORITY” (Proposal 1) or “ABSTAIN” (Proposals 2 and 3). Returning your completed proxy card will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to: VIA Pharmaceuticals, Inc., 750 Battery St., Suite 330, San Francisco, CA 94111, Attention: James G. Stewart. Beneficial owners of our Common Stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy.

The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (1) for the nominees for director named in this Proxy Statement; (2) for the ratification of Deloitte & Touche LLP as our as our independent registered public accounting firm for the fiscal year ended December 31, 2007; (3) for the approval of the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan; and (4) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters that properly come before the Annual Meeting.

We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of Common Stock.

Broker Voting

Brokers holding shares of record in “street name” for a client have the discretionary authority to vote on some matters if they do not receive instructions from the client regarding how the client wants the shares voted at least 10 days before the date of the Annual Meeting. There are also some matters with respect to which brokers do not have discretionary authority to vote if they do not receive timely instructions from the client. When a broker does not have discretion to vote on a particular matter and the client has not given timely instructions on how the broker should vote, a broker non-vote results. Any broker non-vote will be counted as present at the Annual Meeting for purposes of determining a quorum, but will be treated as not entitled to vote with respect to certain matters.

The proposals to elect directors (Proposal 1) and to ratify the appointment of our independent registered public accounting firm (Proposal 2) are considered “discretionary” items and brokers are permitted to vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Annual Meeting. The proposal to approve the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan (Proposal 3) is considered a “non-discretionary” item and brokers are not permitted to vote in their discretion on this matter if they have not received voting instructions from their clients. These so-called “broker non-votes” will not be considered in determining the number of votes necessary for approval of Proposal 3. As a result, broker non-votes can have the effect of a negative vote, if at least 50% of the shares of outstanding Common Stock, excluding the broker non-votes, are not voted on the proposal.

Required Vote

Proposal 1

In voting with regard to the proposal to elect directors (Proposal 1), you may vote in favor of all nominees, withhold your vote as to all nominees or vote in favor of or withhold your vote as to specific nominees. The vote required to approve Proposal 1 is governed by Delaware law and our Restated Certificate of Incorporation and is a plurality of the votes cast by the holders of shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, in accordance with Delaware law, votes that are withheld will be counted in determining whether a quorum is present but will have no other effect on the election of directors. Stockholders have no right to cumulative voting as to any matter, including the election of directors.

Proposal 2

In voting with regard to the proposal to ratify the Audit Committee’s appointment of the independent registered public accounting firm (Proposal 2), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The vote required to approve the proposal is governed by Delaware law and our Restated Certificate of Incorporation and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore will have the same legal effect as voting against the proposal.

Proposal 3

In voting with regard to the proposal to adopt the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan (Proposal 3), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The vote required to approve the proposal is governed by Delaware law and is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present and the number of votes required to obtain the necessary majority vote and therefore will have the same legal effect as voting against the proposal. The proposal to approve the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan is considered a “non-discretionary” item and brokers are not permitted to vote in their discretion on this matter if they have not received voting instructions from their clients. These so-called “broker non-votes” will not be considered in determining the number of votes necessary for approval of Proposal 3. As a result, broker non-votes can have the effect of a negative vote, if at least 50% of the shares of outstanding Common Stock, excluding the broker non-votes, are not voted on the proposal.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford to stockholders the opportunity to dissent from the actions described herein and receive an agreed or judicially appraised value for their shares of Common Stock.

DESCRIPTION OF CORAUTUS GENETICS INC. AND VIA PHARMACEUTICALS, INC.
MERGER TRANSACTION

On June 5, 2007, Corautus Genetics Inc. (“Corautus”) completed a merger (the “Merger”) with privately-held VIA Pharmaceuticals, Inc. pursuant to an Agreement and Plan of Merger and Reorganization, dated February 7, 2007 (the “Merger Agreement”), by and among Corautus, privately-held VIA Pharmaceuticals, Inc. and Resurgens Merger Corp., a wholly owned subsidiary of Corautus (“Resurgens”). Pursuant to the Merger, Resurgens merged with and into privately-held VIA Pharmaceuticals, Inc., which continued as the surviving company as a wholly owned subsidiary of Corautus. In connection with the Merger, each share of Series A Preferred Stock and common stock of privately-held VIA Pharmaceuticals, Inc. issued and outstanding immediately prior to the effective time of the Merger was converted into .371721 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company (which ratio reflected the 1-for-15 reverse stock split effectuated by the Company immediately prior to the closing of the Merger). In addition, the Company assumed all outstanding options to purchase common stock of privately-held VIA Pharmaceuticals, Inc. and such options became options to purchase Common Stock of the Company. Immediately following the closing of the Merger, former VIA equityholders owned approximately 78% and pre-merger Corautus stockholders owned approximately 22% of the capital stock of the Company, determined on a fully-diluted basis.

Following effectiveness of the Merger on June 5, 2007, privately-held VIA Pharmaceuticals, Inc. merged with and into Corautus, pursuant to which Corautus continued as the surviving corporation (the “Parent-Subsidiary Merger”). Immediately following the Parent-Subsidiary Merger, Corautus changed its corporate name from “Corautus Genetics Inc.” to “VIA Pharmaceuticals, Inc.” The Parent-Subsidiary Merger was intended, among other things, to allow the business of privately-held VIA Pharmaceuticals, Inc. to be conducted by the Company directly given that privately-held VIA Pharmaceuticals, Inc.’s business became the primary business of the Company following the Merger. As a result of the Parent-Subsidiary Merger, the Company, as the surviving corporation, succeeded by operation of law to all of the rights, privileges, powers, franchises and obligations of privately-held VIA Pharmaceuticals, Inc.

Pursuant to the terms of the Merger Agreement, each of Richard E. Otto, Robert T. Atwood, Eric N. Falkenberg, James C. Gilstrap, F. Richard Nichol, B. Lynne Parshall, Ivor Royston and Victor W. Schmitt resigned from the Company’s Board of Directors effective as of the closing of the Merger on June 5, 2007, and the size of the Board of Directors was reduced from nine to seven members. Also effective at the closing of the Merger, Richard L. Anderson, Mark N. K. Bagnall, Lawrence K. Cohen, Fred B. Craves, Douglass B. Given and David T. Howard were each appointed to the Board to fill the vacancies created by the resignations described in the preceding sentence. Pursuant to the terms of the Merger Agreement, John R. Larson was designated by Corautus Genetics Inc. to remain on the Board after the closing of the Merger.

In accordance with the terms of the Merger Agreement, immediately following the consummation of the Merger, the Board of Directors appointed Lawrence K. Cohen to serve as President and Chief Executive Officer, James G. Stewart to serve as Senior Vice President, Chief Financial Officer and Secretary, and Adeoye Olukotun to serve as Chief Medical Officer of the Company, each of whom served in these positions at privately-held VIA Pharmaceuticals, Inc. prior to the consummation of the Merger.

Pursuant to the terms of the Merger Agreement, immediately following the closing of the Merger, the Board terminated Richard E. Otto as President and Chief Executive Officer of the Company. In addition, Jack W. Callicutt resigned as Senior Vice President, Chief Financial Officer and Secretary of the Company, and his employment agreement was terminated as of June 15, 2007. We have retained Mr. Callicutt as a consultant to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our Common stock as of October 26, 2007 for:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

•	each of our named executive officers and current executive officers;

•	each of our directors; and

•	all directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to the securities. Except as otherwise provided by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate the percentage ownership of each listed person includes the shares of Common Stock underlying options or warrants held by such persons that are currently exercisable or exercisable within 60 days of October 26, 2007, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage of beneficial ownership is based on 19,718,408 shares of Common Stock outstanding as of October 26, 2007.

Unless otherwise indicated, the address of each individual listed below is c/o VIA Pharmaceuticals, Inc., 750 Battery Street, Suite 330, San Francisco, California 94111.

			Percentage
			Beneficially
Name of Beneficial Owner	Number of Shares		Owned

5% Stockholders:
Bay City Capital LLC	10,054,446	(1)	51.0%
Boston Scientific Corporation	749,097	(2)	3.8%
James E. Flynn	2,035,148	(3)	10.3%
Mitch Levine	1,646,091	(4)	8.4%
XMark Opportunity Partners, LLC	1,500,000	(5)	7.6%
Directors and Current Executive Officers:
Richard L. Anderson	15,575	(6)	*
Mark N. K. Bagnall	5,575	(7)	*
Lawrence K. Cohen, Ph.D.	230,329	(8)	1.1%
Fred B. Craves, Ph.D.	—		—
Douglass B. Given, M.D., Ph.D., M.B.A.	122,867	(9)	*
David T. Howard	5,575	(10)	*
John R. Larson	25,345	(11)	*
James G. Stewart	99,596	(12)	*
Adeoye Olukotun, M.D., M.P.H., F.A.C.C.	112,906	(13)	*
All directors and current executive officers as a group (9 persons)	617,768	(14)	2.9%
Named Executive Officers:(15)
Richard E. Otto	109,999	(16)	*
Robert T. Atwood	106,057	(17)	*
Yawen L. Chiang, Ph.D.	0	(18)	*
Jack W. Callicutt	13,397	(19)	*
Michael K. Steele	0	(20)	*

*	Less than 1%.

(1)	The information included in the beneficial ownership table is based on a Schedule 13D/A filed by Bay City Capital Fund IV, L.P. on August 9, 2007. Bay City Capital LLC is the manager of Bay City Capital Management IV LLC. Bay City Capital Management IV LLC is the general partner of Bay City Capital Fund IV, L.P. and Bay City Capital Fund IV Co-Investment Fund, L.P., which own of record 9,842,297 and 212,149 shares of Common Stock, respectively. Bay City Capital LLC has sole voting and investment power over the shares held of record by Bay City Capital Fund IV, L.P. and Bay City Capital Fund IV Co-Investment Fund, L.P. Bay City Capital LLC is managed by a board of managers currently comprised of four managers, none of whom, acting individually, has voting control or investment discretion with respect to the securities owned. Fred B. Craves, a member of VIA’s Board of Directors, is the founder, chairman of and a manager of Bay City Capital LLC. Dr. Craves also owns 22.0588% of the membership interests in Bay City Capital LLC. Douglass Given, the chairman of VIA’s Board, is a partner of Bay City Capital LLC. Each of Drs. Craves and Given disclaims beneficial ownership of the shares held by Bay City Capital Fund IV, L.P. and Bay City Capital Fund IV Co-Investment Fund, L.P., except to the extent of their respective proportionate pecuniary interests therein. The address of Bay City Capital LLC is 750 Battery Street, Suite 400, San Francisco, CA 94111.

(2)	The address of Boston Scientific Corporation is One Boston Scientific Place, Natick, MA 01760.

(3)	The information included in the beneficial ownership table is based on a Form 4 filed jointly by James E. Flynn, Deerfield Capital, L.P., Deerfield Special Situations Fund, L.P., Deerfield Management Company, L.P., and Deerfield Special Situations Fund International Limited on October 26, 2007 and represents 748,939 shares owned of record by Deerfield Special Situations Fund, L.P. and 1,286,209 shares owned of record by Deerfield Special Situations Fund International Limited. James E. Flynn is the general partner of J.E. Flynn Capital, LLC. J.E. Flynn Capital, LLC is the general partner of Deerfield Capital, L.P. Deerfield Capital, L.P. is the general partner of Deerfield Special Situations Fund, L.P. Mr. Flynn is the general partner of Flynn Management, LLC. Flynn Management, LLC is the general partner of Deerfield Management, L.P. Deerfield Management, L.P. is the investment advisor to Deerfield Special Situations Fund International Limited. The address of Deerfield Special Situations Fund, L.P. and Deerfield Special Situations Fund International Limited is 780 3rd Avenue, 37th Floor, New York, NY 10017.

(4)	Represents 1,399,177 shares owned of record by Enable Growth Partners, L.P., 164,609 shares owned of record by Enable Opportunity Partners, L.P. and 82,305 shares owned of record by Pierce Diversified Strategy Master Fund, LLC, Ena. Mitch Levine, in his capacity as the Managing Partner of Enable Growth Partners, L.P., Enable Opportunity Partners, L.P. and Pierce Diversified Strategy Master Fund, LLC Ena has voting and investment control over the shares held by Enable Growth Partners, L.P., Enable Opportunity Partners, L.P. and Pierce Diversified Strategy Master Fund, LLC Ena. Mr. Levine disclaims beneficial ownership of all of such shares. The address of Enable Growth Partners, L.P., Enable Opportunity Partners, L.P. and Pierce Diversified Strategy Master Fund, LLC Ena is One Ferry Building, Suite 255, San Francisco, CA 94111.

(5)	The information included in the beneficial ownership table is based on a Schedule 13G filed by Xmark Opportunity Partners, LLC on August 14, 2007 and represents 300,000 shares owned by Xmark Opportunity Fund, L.P. (“Opportunity LP”) and 1,200,000 shares owned by Xmark Opportunity Fund, Ltd. (“Opportunity Ltd.”). The beneficial owner, Xmark Opportunity Partners, LLC, a Delaware limited liability company (“Opportunity Partners”), is the sole member of the investment manager of Opportunity LP and Opportunity Ltd., and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by Opportunity LP and Opportunity Ltd. Opportunity Partners’ interest in the securities reported herein is limited to the extent of its pecuniary interest in Opportunity LP and Opportunity Ltd., if any. Mitchell D. Kaye and David C. Cavalier, the Chief Executive Officer and Chief Operating Officer, respectively, of Xmark Capital Partners, LLC, the Managing Member of Opportunity Partners, share voting and investment power with respect to all securities beneficially owned by Opportunity Partners. The address of Opportunity Partners is 301 Tresser Boulevard, Suite 1320, Stamford, CT 06901.

(6)	Includes options to purchase 5,575 shares of Common Stock which are exercisable within 60 days of October 26, 2007.

(7)	Represents options to purchase 5,575 shares of Common Stock which are exercisable within 60 days of October 26, 2007.

(8)	As described under “Description of Corautus Genetics Inc. and VIA Pharmaceuticals, Inc. Merger Transaction,” Dr. Cohen was appointed President and Chief Executive Officer of the Company on June 5, 2007 following the consummation of the Merger. The share number includes (i) options to purchase 110,669 shares of Common Stock which are exercisable within 60 days of October 26, 2007 and (ii) 32,011 unvested shares acquired upon early exercise of options, which shares are subject to repurchase by the Company upon termination of employment.

(9)	Represents 122,867 shares of Common Stock held of record by the Douglass and Kim Given Revocable Trust, for which Douglass Given serves as trustee.

(10)	Represents options to purchase 5,575 shares of Common Stock which are exercisable within 60 days of October 26, 2007.

(11)	Includes (i) 2,342 shares owned of record by Clique Capital, LLC, for which Mr. Larson serves as Managing Director and (ii) options to purchase 20,952 shares of Common Stock which are exercisable within 60 days of October 26, 2007.

(12)	As described under “Description of Corautus Genetics Inc. and VIA Pharmaceuticals, Inc. Merger Transaction,” Mr. Stewart was appointed Senior Vice President, Chief Financial Officer and Secretary of the Company on June 5, 2007 following the consummation of the Merger. The share number includes (i) options to purchase 6,666 shares of Common Stock which are exercisable within 60 days of October 26, 2007 and (ii) 55,758 unvested shares acquired upon early exercise of options, which shares are subject to repurchase by the Company upon termination of employment.

(13)	As described under “Description of Corautus Genetics Inc. and VIA Pharmaceuticals, Inc. Merger Transaction,” Dr. Olukotun was appointed Chief Medical Officer of the Company on June 5, 2007 following the consummation of the Merger. The share number includes options to purchase 53,282 shares of Common Stock which are exercisable within 60 days of October 26, 2007.

(14)	Includes options to purchase 208,294 shares of Common Stock which are exercisable within 60 days of October 26, 2007. This number does not include shares held by our Named Executive Officers, all of whom are no longer executive officers with the Company.

(15)	None of the Company’s Named Executive Officers are current executive officers of the Company.

(16)	Mr. Otto is the former President, Chief Executive Officer and Director of Corautus Genetics Inc. His employment with the Company terminated effective as of December 31, 2006. The share number includes (i) warrants to purchase 2,381 shares of Common Stock exercisable within 60 days of October 26, 2007 and (ii) options to purchase 104,040 shares of Common Stock exercisable within 60 days of October 26, 2007. Mr. Otto’s address is 15 Fairway Drive, Saint Simons Island, GA 31522.

(17)	Mr. Atwood is the former Executive Vice President, Chief Financial Officer, Secretary and Director of Corautus Genetics Inc. His employment with the Company terminated effective as of December 31, 2006. The share number includes (i) warrants to purchase 2,381 shares of Common Stock exercisable within 60 days of October 26, 2007 and (ii) options to purchase 103,391 shares of Common Stock exercisable within 60 days of October 26, 2007. Mr. Atwood’s address is P.O. Box 30303, Sea Island, GA 31561.

(18)	Dr. Yawen Chiang is the former Senior Vice President, Chief Scientific Officer of Corautus Genetics Inc. Her employment with the Company terminated effective as of December 31, 2006.

(19)	Mr. Callicutt is the former Senior Vice President, Chief Financial Officer and Secretary of Corautus Genetics Inc. Mr. Callicutt resigned as Senior Vice President, Chief Financial Officer and Secretary of the Company in connection with the consummation of the merger between the Company and privately-held VIA Pharmaceuticals, Inc., which was consummated on June 5, 2007. The share number includes options to purchase 13,331 shares of Common Stock exercisable within 60 days of October 26, 2007.

(20)	Mr. Steele is the former Vice President, Business Development of Corautus Genetics Inc. His employment with the Company terminated effective as of November 15, 2006.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of seven (7) members: Richard L. Anderson, Mark N. K. Bagnall Lawrence K. Cohen, Fred B. Craves, Douglass B. Given, David T. Howard and John R. Larson. The Board has nominated each of the current members for election as directors at the 2007 Annual Meeting. If elected as a director at the Annual Meeting, each of the nominees will serve and hold office until the next annual meeting of stockholders and until his successor has been duly elected and qualified.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors or fill the position.

The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal No. 1 to elect Richard L. Anderson, Mark N. K. Bagnall, Lawrence K. Cohen, Fred B. Craves, Douglass B. Given, David T. Howard, and John R. Larson as directors to serve and hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Director and Nominee Independence

Our Corporate Governance Principles require that the Board of Directors be comprised of a majority of directors who qualify as independent directors under the listing standards of The NASDAQ Stock Market. No more than two (2) management executives who are employed by the Company or who were employed by the Company in the previous three (3) years may serve on the Board at the same time. The Board considers relationships involving directors and their immediate family members that may implicate the listing standards of The NASDAQ Stock Market or other applicable law and relies on information derived from Company records, questionnaires completed by directors and director nominees and inquiries of other relevant parties. Based on its review, the Board has determined that each of the Company’s directors/director nominees, except for Mssrs. Cohen, Craves and Given, are independent as defined by the applicable NASDAQ Stock Market listing standards and under applicable law.

Directors and Executive Officers

Set forth below is certain biographical information as of October 26, 2007 regarding our current directors (all of which are nominees for director) and executive officers.

Name	Age	Title

Lawrence K. Cohen, Ph.D.	54	Director, Chief Executive Officer & President (Nominee for Director)
James G. Stewart	54	Senior Vice President, Chief Financial Officer and Secretary
Adeoye Olukotun, M.D., M.P.H., F.A.C.C.	62	Chief Medical Officer
Douglass B. Given, M.D., Ph.D., M.B.A.	55	Chairman of the Board of Directors (Nominee for Director)
Richard L. Anderson(1)(2)(3)	68	Director (Nominee for Director)
Mark N. .K. Bagnall(1)(2)(3)	50	Director (Nominee for Director)
Fred B. Craves, Ph.D.	62	Director (Nominee for Director)
David T. Howard(1)(2)(3)	58	Director (Nominee for Director)
John R. Larson	60	Director (Nominee for Director)

1.	Member of the Audit Committee.

2.	Member of the Compensation Committee.

3.	Member of the Nominating and Governance Committee.

Lawrence K. Cohen, Ph.D.  Lawrence K. Cohen has served as President, Chief Executive Officer and a director of the Company since the consummation of the Merger on June 5, 2007, and prior to that time served as President, Chief Executive Officer and a director of privately-held VIA Pharmaceuticals, Inc. since its formation in 2004. Previously, he was the Chief Executive Officer of Zyomyx, Inc., a privately-held biotechnology company focused on protein chip technologies. Dr. Cohen joined Zyomyx in 1999 as Chief Operating Officer, where he was responsible for all internal activities, including research and development, business development, financing and operations. Dr. Cohen received a Ph.D. in Microbiology from the University of Illinois and completed his postdoctoral work in Molecular Biology at the Dana-Farber Cancer Institute and the Department of Biological Chemistry at Harvard Medical School.

James G. Stewart.  James G. Stewart has served as Senior Vice President, Chief Financial Officer and Secretary of the Company since the consummation of the Merger on June 5, 2007, and prior to that time served as Senior Vice President, Chief Financial Officer and Secretary of privately-held VIA Pharmaceuticals, Inc. since November 2006. From 1988, Mr. Stewart has held a number of senior financial and operating roles with privately-held, venture backed companies in a number of industries, including telecommunications, corporate ethics and governance, semiconductor equipment and wireless sensors. From April 2005 to August 2006, Mr. Stewart served as Senior Vice President, Chief Financial Officer at Advanced Cell Technology, a public biotechnology company focused on stem cell derived products. From August 2004 to March 2005, Mr. Stewart served as Chief Financial Officer and Executive Vice President Administrator at LRN, a private venture capital-backed company focused on corporate governance matters. From April 2002 to July 2004, he served as Chief Financial Officer of SS8 Networks, Inc., a private venture capital-backed telecommunications company. From March 2001 to March 2002, Mr. Stewart served as Chief Financial Officer of Graviton, Inc., a private venture capital-backed technology company. From February 1999 to March 2001, Mr. Stewart served as Chief Financial Officer at Ventro Corporation, a public business-to-business marketplace company, where he was responsible for raising significant capital in the Company’s initial public offering and subsequent debt offering. From June 1995 to February 1999 Mr. Stewart served as Chief Financial Officer of CN Biosciences, Inc., a public life sciences company where he was responsible for the Company’s initial public offering and management of finance and other operating responsibilities culminating in the successful sale of the business to Merck KgaA Darmstadt. Prior to CN Biosciences, Mr. Stewart held key finance and operating responsibilities at two other companies after leaving Ernst & Young (formerly Arthur Young & Co.) where he ultimately served as an audit partner after 13 years with the firm. Mr. Stewart holds a B.A. from the University of Southern California.

Adeoye Olukotun, M.D., M.P.H., F.A.C.C.  Adeoye Olukotun has served as Chief Medical Officer of the Company since the consummation of the Merger on June 5, 2007, and prior to that time served as Chief Medical Officer of privately-held VIA Pharmaceuticals, Inc. since its formation in 2004. Dr. Olukotun is a board-certified cardiologist and has more than 25 years of experience in clinical research and drug development in the pharmaceutical industry. Dr. Olukotun has been instrumental in the submission of more than 14 New Drug Applications, Premarket Authorization Applications, and 510k Applications. Dr. Olukotun also played leading roles in the SAVE study involving captopril (Capoten® ) and the WOSCOPS, LIPID and CARE studies of pravastatin (Pravachol® ). He has published more than 40 articles in peer-reviewed scientific journals. Before joining VIA, Dr. Olukotun founded CR Strategies, LLC, a clinical research and development consulting firm in Princeton, New Jersey, and served as its Chief Executive Officer from 2000 to 2003. He also was Chief Medical Officer of Esperion Therapeutics, Inc., a cardiovascular drug development company, until its acquisition by Pfizer in 2004. Dr. Olukotun received his M.D. from Albert Einstein College of Medicine and obtained a M.P.H. from Harvard University School of Public Health. He is a Fellow of the American College of Cardiology.

Douglass B. Given, M.D., Ph.D., M.B.A.  Douglass B. Given has served as Chairman of the Company’s Board of Directors since the consummation of the Merger on June 5, 2007, and prior to that time served as Chairman of privately-held VIA Pharmaceuticals, Inc.’s Board of Directors since its formation in 2004. Dr. Given is a partner at Bay City Capital LLC, which manages investment funds in the life sciences industry, and was founded in June 1997. From July 2001 to June 2003, Dr. Given served as the Chief Executive Officer and Director of NeoRx Corporation, a cancer therapeutics company. Dr. Given was Corporate Senior Vice President and Chief Technology Officer of Mallinckrodt, Inc. from August 1999 to October 2000. Dr. Given serves on advisory boards to the University of Chicago for Biological Sciences, the Pritzker School of Medicine and Johns Hopkins Bloomberg School of Public Health. Dr. Given is Chairman of Vivaldi Biosciences, an anti-viral and vaccine development company, and a director of Sembiosys Genetics Inc., a biotechnology company which develops insulin and other protein-based pharmaceuticals. Dr. Given earned his M.D. and Ph.D. from the University of Chicago and his M.B.A. from the Wharton School, University of Pennsylvania. He was a fellow in Internal Medicine and Infectious Diseases at Harvard Medical School and Massachusetts General Hospital.

Richard L. Anderson.  Richard L. Anderson has served as a director of the Company since the consummation of the Merger on June 5, 2007. Mr. Anderson has served as the Corporate Vice President and Chief Financial Officer of Mannkind Corporation, a biopharmaceutical company, since October 2002. From January 1997 to September 2002, Mr. Anderson held various executive positions at NeoRx Corporation, a Seattle-based publicly traded biotechnology company, including President, Chief Operating Officer, Chief Financial Officer and Senior Vice President, Finance and Operations. Mr. Anderson holds a master’s degree in Management from Johns Hopkins University, a master’s degree in solid state physics from the University of Maryland and a bachelor’s degree in physics from Bucknell University. Mr. Anderson is a member of the American Institute of Certified Public Accountants.

Mark N.K. Bagnall.  Mark N.K. Bagnall has served as a director of the Company since June 5, 2007. From May 2000 to June, 2007, Mr. Bagnall was Senior Vice President and Chief Finance and Operations Officer of Metabolex, Inc., a privately-held pharmaceutical company focused on the development of drugs to treat diabetes and related metabolic disorders. Mr. Bagnall has been in the biotechnology industry for over 19 years. In the 12 years prior to joining Metabolex, Mr. Bagnall held the top financial position at four life science companies: Metrika, Inc., a privately-held diagnostics company, and three public biotechnology companies; Progenitor, Inc., Somatix Therapy Corporation, and Hana Biologics, Inc. During his career in biotechnology, he has managed several private and public financings, merger and acquisition transactions and corporate licensing agreements. Mr Bagnall is also a director of ADVENTRX Pharmaceuticals, Inc., a biopharmaceutical research and development company focused on commercializing proprietary product candidates for the treatment of cancer and infectious diseases and Ortec International, Inc., a company focused on advancing regenerative medicine and stem cell therapy through the development and commercialization of innovative products by combining advanced cell technology and advanced biomaterials. Mr. Bagnall received his B.S. in Business Administration from the U.C. Berkeley Business School and is a Certified Public Accountant.

Fred B. Craves, Ph.D.   Fred B. Craves has served as a director of the Company since the consummation of the Merger on June 5, 2007, and prior to that time served as a director of privately-held VIA Pharmaceuticals, Inc. since January 2005. Dr. Craves is an Investment Partner, Managing Director and founder of Bay City Capital, a manager of investment funds in the life sciences industry, and serves as a member of the board of directors and Chairman of the executive committee. Before founding Bay City Capital, he spent over 25 years leading and managing biotechnology and pharmaceutical companies. Previously, he was Executive Vice President of Schering Berlin, a pharmaceutical company, and Chief Executive Officer and President of Berlex Biosciences, a research, development and manufacturing organization. He founded Burrill & Craves, a merchant bank focused on biotechnology and emerging pharmaceutical companies. He was also the founding Chairman of the Board and Chief Executive Officer of Codon and co-founder of Creative Biomolecules, both biotechnology companies. Dr. Craves is a member of the board of directors of Poniard Pharmaceuticals, a biopharmaceutical company focused on oncology, and is Chairman of Reliant Pharmaceuticals, a pharmaceutical company. He also serves as a member of The J. David Gladstone Institutes’ Advisory Council and is a member of the Board of Trustees of Loyola Marymount University in Los Angeles. Dr. Craves earned a B.S. in Biology from Georgetown University and a Ph.D. in Pharmacology and Toxicology from the University of California, San Francisco.

David T. Howard.  David T. Howard has served as a director of the Company since the consummation of the Merger on June 5, 2007. Mr. Howard joined the Board of Directors of Angiotech Pharmaceuticals, Inc., a pharmaceutical and medical device company, in March 2000 and became Chairperson of the Board of Directors in September 2002. Mr. Howard is a director of SemBioSys Genetics, Inc., a biotechnology company, and James Richardson International, Inc., a privately-owned agricultural business. Previously, he was Chair of the Board and Chief Executive Officer of SCOLR, Inc., a biopharmaceutical company located in Redmond, Washington. Prior to this, Mr. Howard served as President and Chief Operating Officer of two pharmaceutical companies: Novopharm International of Toronto, Ontario and President of Novopharm USA, Inc. Mr. Howard’s industry experience includes operational and strategic positions with Boehringer Mannheim Canada, where he was Vice President Pharmaceuticals Division, and Rhône-Poulenc Pharma in Montreal and Paris, where he was Vice-President Sales and Marketing and International Product Manager, respectively.

John R. Larson.  John R. Larson has served as a director of the Company since the consummation of the February 2003 merger between Genstar Therapeutics Corporation and Vascular Genetics Inc. Prior to such merger, he served as director of Vascular Genetics since 1999. Mr. Larson is a founder of Prolifaron, Inc., an early-stage biotechnology company started in 1997 and sold to Alexion Pharmaceuticals, Inc. in 2000, and a founder of Materia, Inc., a research and development company specializing in new applications of patented polymer products. Mr. Larson served as a director for Prolifaron, Inc. from April 1997 to September 2000, a director of Materia, Inc. from 1997 to 1999 , and a director of

Northland Securities, Inc. from October 2002 to September 2004. Since December 1999, he has served as the Managing Director of Clique Capital, LLC, a venture capital company focused in the healthcare and technology area. Mr. Larson practiced law for 25 years concentrating in the areas of securities and finance and since August 2000 has been an “Of Counsel” with the law firm of Messerli & Kramer. Mr. Larson has been a frequent speaker on securities matters, having served as Commissioner of Securities and Chairman of the Commerce Commission for the State of Minnesota. In such capacity, Mr. Larson served on a number of committees for the North American Securities Administrators Association, Inc. and the National Association of Securities Dealers, Inc. Mr. Larson holds a B.A. degree from Minnesota State University and a J.D. from William Mitchell College of Law.

There are no family relationships among any of our directors and executive officers.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors conducts its business through meetings of the full Board and through committees of the Board, consisting of an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

During the fiscal year ended December 31, 2006, the Company’s Board of Directors held fourteen meetings, the Audit Committee held four meetings, the Compensation Committee held four meetings, and the Nominating and Governance Committee held one meeting. The Company’s Corporate Governance Principles provide that Board members are expected to regularly prepare for and attend all meetings of the Board and of each committee that the director is a member, with the understanding that, on occasion, a director may be unable to attend a meeting. The Corporate Governance Principles are posted on our website at www.viapharmaceuticals.com. under the headings “Investor Relations — Corporate Governance — Committee Charters — Corporate Governance Principles.” At the 2006 Annual Meeting of the Stockholders, all of the Company’s then-current Board members were in attendance.

The Audit Committee

On June 5, 2007 following the completion of the Merger, our Board adopted a charter that sets forth the responsibilities of the Audit Committee. The Audit Committee’s charter is posted on our website at www.viapharmaceuticals.com under the headings “Investor Relations — Corporate Governance — Committee Charters — Audit Committee Charter.” The purpose of the Audit Committee is to assist the Board with its oversight responsibilities regarding: (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices; (2) the soundness of the Company’s system of internal controls regarding finance, accounting and disclosure compliance; (3) the independent auditor’s qualifications, engagement, compensation and independence; (4) the performance of the Company’s internal audit function and independent auditor; (5) the Company’s compliance with legal and regulatory requirements in connection with the foregoing; (6) compliance with the Company’s Code of Business Conduct and Ethics to the extent such Code of Ethics addresses financial and accounting related matters; and (7) addressing certain concerns related to accounting, internal accounting controls and auditing matters as provided in the Company’s Complaint and Investigation Procedures for Accounting, Internal Accounting Controls, Fraud or Other Matters.

The Audit Committee charter provides that such Committee shall consist of three or more members of the Board. The members of the Audit Committee are Mark N. K. Bagnall (chair), Richard L. Anderson and David T. Howard, each of whom has been determined by the Board of Directors to be independent as defined by the rules of the SEC and the applicable NASDAQ Stock Market listing standards. The Board of Directors has also determined that Mr. Bagnall is an “audit committee financial expert,” as defined under Item 407(d) of Regulation S-K, and “financially sophisticated” in accordance with the applicable NASDAQ Stock Market listing standards.

The Compensation Committee

On June 5, 2007 following the completion of the Merger, our Board adopted a charter that sets forth the responsibilities of the Compensation Committee. The Compensation Committee’s charter is posted on our website at www.viapharmaceuticals.com under the headings “Investor Relations — Corporate Governance — Committee

Charters — Compensation Committee Charter.” The purposes of the Compensation Committee are to discharge the Board’s responsibilities relating to: (1) the establishment and maintenance of compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to enable the Company to achieve superior operating results; (2) the compensation of the Company’s executives and non-management directors and (3) the issuance of an annual report on executive and chief executive officer compensation for inclusion in the Company’s annual proxy statement or Form 10-K, as applicable.

The Compensation Committee recommends to the Board a compensation structure to compensate all levels of management employees of the Company as well as the Company’s non-management directors. At least annually the Compensation Committee reviews and approves the compensation of all executive officers, all merit increases and bonuses, including the establishment of goals and objectives. The Compensation Committee also make recommendations to the Board as to compensation of non-management directors. The Compensation Committee has the authority to hire compensation consultants, to request management to perform studies and to furnish other information, to obtain advice from external legal, accounting or other advisors, and to make such decisions or recommendations to the Board based thereon as the Compensation Committee deems appropriate. However, since the consummation of the Merger, the Company has not engaged any compensation consultants to assist in determining or recommending the amount or form of executive and director compensation.

The Compensation Committee charter provides that such Committee shall consist of three or more members of the Board. The members of the Compensation Committee are Richard L. Anderson (chair), David T. Howard and Mark N. K. Bagnall. Each member of the Compensation Committee is an “outside” director as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee” director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board or Directors has determined that each of the members of the Compensation Committee is independent, as defined by the applicable NASDAQ Stock Market listing standards.

Compensation Committee Interlocks and Insider Participation

All members of our Compensation Committee are independent directors, and none of them are past or present employees of the Company. None of our executive officers serves as a member of the Compensation Committee or Board of Directors of any entity that has an executive officer serving as a member of our Compensation Committee or Board of Directors.

The Nominating and Governance Committee

On June 5, 2007 following the completion of the Merger, our Board adopted a charter that sets forth the responsibilities of the Nominating and Governance Committee. The Nominating and Governance Committee’s charter is posted on our website at www.viapharmaceuticals.com under the headings “Investor Relations — Corporate Governance — Committee Charters — Nominating and Governance Committee Charter.” The purposes of the Nominating and Governance Committee are to: (1) assist the Board in identifying individuals qualified to become Board members; (2) assist the Board in the selection of nominees for election as directors at the Company’s annual meeting of the stockholders; (3) develop and recommend to the Board a set of corporate governance guidelines applicable to the Corporation; (4) establish policies and procedures regarding the consideration of director nominations from stockholders; (5) recommend to the Board director nominees for each Board committee; (6) review and make recommendations to the Board concerning Board committee structure, operations and Board reporting; (7) evaluate Board and management performance; and (8) oversee compliance with the Company’s Code of Business Conduct and Ethics other than with respect to financial and accounting related matters.

The Nominating and Governance Committee charter provides that such Committee shall consist of three or more members of the Board. The members of the Nominating and Governance Committee are David T. Howard (chair), Richard L. Anderson and Mark N. K. Bagnall. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent, as defined by the applicable NASDAQ Stock Market listing standards.

At an appropriate time prior to each annual meeting of the Company’s stockholders at which directors are to be elected or reelected, and whenever there is otherwise a vacancy on the Board of Directors, the members of the

Nominating and Governance Committee will assess the qualifications and effectiveness of the current Board members and, to the extent there is a need, shall actively seek individuals well qualified and available to serve to become Board members. Once a Committee member has identified a potential candidate, the Committee member will recommend the potential candidate to the full Nominating Committee. Candidates recommended by a stockholder will be evaluated in the same manner as any candidate identified by a Committee member.

The full Nominating Committee will review each potential candidate’s qualifications and may request such candidate to complete and return a directors and officers questionnaire. If the Committee determines that the potential candidate may be qualified after a preliminary inquiry, the Committee will make an investigation and interview the potential candidate, as necessary, to make an informed final determination.

The Nominating Committee will select, by majority vote, the most qualified candidate or candidates, as the case may be, to recommend to the Board for selection as a director nominee. Upon selection of one or more director nominees, the Chairman of the Board will extend an invitation to the individual to become a director nominee to be included on the proxy card for election at the next annual meeting.

Nomination of Directors

Recommendations to the Board of Directors for election as directors of VIA at an annual meeting may be made only by the Nominating and Governance Committee or by the Company’s stockholders (through the Nominating and Governance Committee) who comply with the timing, informational, and other requirements of our Bylaws. Stockholders have the right to recommend persons for nomination by submitting such recommendation, in written form, to the Nominating and Governance Committee, and such recommendation will be evaluated pursuant to the policies and procedures adopted by the Board. Such recommendation must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices not less than 120 calendar days before the first anniversary of the date that our proxy statement was released to stockholders in connection with the preceding year’s annual meeting of stockholders, except that if no annual meeting of stockholders was held in the preceding year or if the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the preceding year’s proxy statement, the notice shall be received by the Secretary at the Company’s principal executive offices not less than 150 calendar days prior to the date of the contemplated annual meeting or the date that is 10 calendar days after the date of the first public announcement or other notification to stockholders of the date of the contemplated annual meeting, whichever first occurs. The deadline to submit recommendations for election as directors at the 2007 Annual Meeting has already passed. Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting proxy statement must submit their proposals so that they are received within a reasonable period of time before the Company begins to print and send its proxy materials for such meeting. Proposals not submitted within such reasonable period of time before the Company begins to print and send its proxy materials for such meeting will be deemed to be untimely. The Board of Directors has not yet determined the date of the 2008 Annual Meeting of the Company’s Stockholders.

The Nominating and Governance Committee, in accordance with the board’s governance principles, seeks to create a board that has the ability to contribute to the effective oversight and management of the Company, that is as a whole strong in its collective knowledge of and diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business judgment, biotechnology industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes.

General criteria for the nomination and evaluation of director candidates include:

•	loyalty and commitment to promoting the long term interests of the Company’s stockholders;

•	the highest personal and professional ethical standards and integrity;

•	an ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

•	a history of achievement that reflects superior standards for themselves and others;

•	an ability to take tough positions in constructively-challenging the Company’s management while at the same time working as a team player; and

•	individual backgrounds that provide a portfolio of personal and professional experience and knowledge commensurate with the needs of the Company.

The Committee must also ensure that the members of the board as a group maintain the requisite qualifications under the applicable NASDAQ Stock Market listing standards for populating the Audit, Compensation and Nominating and Governance Committees.

Written recommendations from a stockholder for a director candidate must include the following information:

•	the stockholder’s name and address, as they appear on our corporate books;

•	the class and number of shares that are beneficially owned by such stockholder;

•	the dates upon which the stockholder acquired such shares; and

•	documentary support for any claim of beneficial ownership.

Additionally, the recommendation needs to include, as to each person whom the stockholder proposes to recommend to the Nominating and Governance Committee for nomination to election or reelection as a director, all information relating to the person that is required pursuant to Regulation 14A under the Exchange Act, as amended, and evidence satisfactory to us that the nominee has no interests that would limit their ability to fulfill their duties of office.

Once the Nominating and Governance Committee receives a recommendation, it will deliver a questionnaire to the director candidate that requests additional information about his or her independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the individual, as well as certain information that must be disclosed about the individual in the Company’s proxy statement, if nominated. Individuals must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Governance Committee.

The Nominating and Governance Committee will review the stockholder recommendations and make recommendations to the Board of Directors that the Committee feels are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee has not received any recommendations from stockholders for the 2007 Annual Meeting.

Communications with the Board of Directors

Stockholders may contact an individual director or the Board as a group, or a specified Board committee or group, including the non-employee directors as a group, by the following means:

Mail:	Attn: Board of Directors VIA Pharmaceuticals, Inc. 750 Battery Street, Suite 330 San Francisco, CA 94111

Email:  AskBoard@viapharmaceuticals.com

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments within the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests the Company’s general information.

Complaint and Investigation Procedures for Accounting, Internal Accounting Controls, Fraud or Auditing Matters

We have created procedures for confidential submission of complaints or concerns relating to accounting or auditing matters and contracted with Shareholder.com to facilitate the gathering, monitoring and delivering reports on any submissions. As of the date of this report, there have been no submissions of complaints or concerns to Shareholder.com. Complaints or concerns about our accounting, internal accounting controls or auditing matters may be submitted to the Audit Committee and our executive officers by contacting Shareholder.com. Shareholder.com provides phone, internet and e-mail access and is available 24 hours per day, seven days per week, 365 days per year. The hotline number is 1-866-713-4532 and the website is www.openboard.info/via/. Any person may submit a written Accounting Complaint to via@openboard.com.

Our Audit Committee under the direction and oversight of the Audit Committee Chair will promptly review all submissions and determine the appropriate course of action. The Audit Committee Chair has the authority, in his or her discretion, to bring any submission immediately to the attention of other parties or persons, including the full Board, accountants and attorneys. The Audit Committee Chair shall determine the appropriate means of addressing the concerns or complaints and delegate that task to the appropriate member of senior management, or take such other action as it deems necessary or appropriate to address the complaint or concern, including obtaining outside counsel or other advisors to assist the Audit Committee.

Code of Conduct

On June 5, 2007 following the completion of the Merger, we adopted a new code of business conduct and ethics, which applies to all of our officers, directors and employees. Our code of business conduct and ethics is posted on our website at www.viapharmaceuticals.com under the headings “Investor Relations — Corporate Governance — Committee Charters — Code of Business Conduct and Ethics.” We will also provide a copy of the code of business conduct and ethics to stockholders upon request. Any amendments to or waivers from any provision of our code of business conduct and ethics will be disclosed by posting such information on our website.

ITEM 8.	COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

ITEM 11 (“EXECUTIVE COMPENSATION”) of Corautus Genetics Inc.’s (now known as VIA Pharmaceuticals, Inc.) Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 30, 2007, as amended by Form 10-K/A, filed on April 30, 2007, is incorporated by reference into this filing.

Employment Agreements with Executive Officers of Privately-Held VIA Pharmaceuticals, Inc.

As described under “Description of Corautus Genetics Inc. and VIA Pharmaceuticals, Inc. Merger Transaction,” all of the Company’s named executive officers for the fiscal year ended December 31, 2006 were replaced on June 5, 2007 in connection with the closing of the Merger. Immediately after the completion of the Merger, the Company’s Board of Directors appointed Lawrence K. Cohen, Adeoye Olukotun and James G. Stewart to serve as the new executive officers of the Company. The Board of Directors appointed Lawrence K. Cohen to serve as President and Chief Executive Officer, Adeoye Olukotun to serve as Chief Medical Officer and James G. Stewart to serve as Senior Vice President, Chief Financial Officer and Secretary, each effective as of the closing of the Merger.

Terms of Lawrence K. Cohen Employment Agreement

Privately-held VIA Pharmaceuticals, Inc. entered into an employment agreement with Lawrence K. Cohen, Ph.D. its President and Chief Executive Officer, as of August 10, 2004 (as amended, the “Cohen Agreement”). As described under “Description of Corautus Genetics Inc. and VIA Pharmaceuticals, Inc. Merger Transaction,” upon the consummation of the Parent-Subsidiary Merger, the Company succeeded to all of the rights and obligations of privately-held VIA Pharmaceuticals, Inc. under the Cohen Agreement.

The Cohen Agreement provides for an initial annual salary of $250,000, subject to review and adjustments in accordance with the Company’s normal performance review practices. Dr. Cohen’s base salary is currently $385,000. Dr. Cohen became eligible to receive bonuses upon completion of privately-held VIA Pharmaceuticals,

Inc.’s Series A Preferred Stock financing, which was completed in March 2006. The Cohen Agreement also provided for the grant of a stock option or stock purchase right to purchase that number of shares which, when added to Dr. Cohen’s other shares, would result in Dr. Cohen owning five percent of privately-held VIA Pharmaceuticals, Inc. on a fully-diluted basis following privately-held VIA Pharmaceuticals, Inc.’s Series A Preferred Stock financing. Under the Cohen Agreement, if Dr. Cohen’s employment is terminated by the Company without cause or he is constructively terminated and he signs and does not revoke a release of claims against the Company, then Dr. Cohen will be entitled to the following as severance:

•	continuation of his base salary in effect at the time of termination for the lesser of twelve months from the date of termination and the date on which he begins new employment with another company; and

•	payment of premiums for him and his eligible dependents for continued coverage under COBRA under the Company’s group health plan for the lesser of twelve months from the date of termination and the date upon which Dr. Cohen and his eligible dependents become covered under similar plans or the date on which he no longer is eligible for COBRA.

Dr. Cohen has also agreed not to solicit the Company’s employees for a period of one year following his termination of employment.

On June 5, 2007, in recognition of past performance, including consummation of the Merger, the Board awarded Dr. Cohen a bonus of $150,000.

Terms of James G. Stewart Offer Letter

Mr. James G. Stewart, Senior Vice President, Chief Financial Officer and Secretary, is employed by the Company pursuant to the terms of an offer letter dated as of October 3, 2006 (as amended, the “Stewart Offer Letter”) which provides for an initial annual salary of $275,000. Mr. Stewart’s current annual salary is $325,000. As described under “Description of Corautus Genetics Inc. and VIA Pharmaceuticals, Inc. Merger Transaction,” upon the consummation of the Parent-Subsidiary Merger, the Company succeeded to all of the rights and obligations of privately-held VIA Pharmaceuticals, Inc. under the Stewart Offer Letter. On November 29, 2006, pursuant to the terms of the Stewart Offer Letter, the privately-held VIA Pharmaceuticals, Inc. Board granted Mr. Stewart an option to purchase 92,930 shares of Common Stock. Options to purchase 18,586 shares of Common Stock will vest and become exercisable on November 20, 2007 with the remainder vesting at the rate of 1/48th each month thereafter. Pursuant to the terms of the Stewart Offer Letter, 18,586 options vested on August 8, 2007 in connection with the Company’s securing third party financing totaling in excess of $30,000,000. Mr. Stewart is eligible to receive additional option grants as determined by the Board in its sole discretion. Pursuant to the terms of Mr. Stewart’s offer letter, $198,849 in relocation expenses were paid to Mr. Stewart by the Company. In addition, under the Stewart Offer Letter, if Mr. Stewart’s employment is terminated by the Company without cause, and Mr. Stewart signs and does not revoke a release of claims against the Company, then he will be entitled to following severance:

•	six month’s base salary and

•	continued coverage under the Company’s group health benefits on the same terms as if he remained an active employee for a period of six months.

Mr. Stewart has also agreed not to solicit the Company’s employees for a period of one year following his termination of employment.

The Company assumed the rights and obligations of the Stewart Offer Letter upon the consummation of the Merger.

On June 5, 2007, in recognition of past performance, including consummation of the Merger, the Board awarded Mr. Stewart a bonus of $150,000.

Terms of Adeoye Olukotun Employment Agreement

Privately-held VIA Pharmaceuticals, Inc. entered into an employment agreement with Adeoye Olukotun M.D., Ph.D., its Chief Medical Officer, as of August 12, 2004 (as amended, the “Olukotun Agreement”). As described under “Description of Corautus Genetics Inc. and VIA Pharmaceuticals, Inc. Merger Transaction,” upon the consummation of the Parent-Subsidiary Merger, the Company succeeded to all of the rights and obligations of privately-held VIA Pharmaceuticals, Inc. under the Olukotun Agreement. The Olukotun Agreement provides for an initial annual salary of $200,000, subject to review and adjustments in accordance with the Company’s normal performance review practices. Dr. Olukotun’s current annual salary is $200,000. Dr. Olukotun is also entitled to reimbursement of up to $3,000 per month in temporary housing and living expenses during the term of his employment. Under the Olukotun Agreement, if Dr. Olukotun’s employment is terminated by the Company without cause, or he is constructively terminated and Mr. Olukotun signs and does not revoke a release of claims against the Company, then he will be entitled to the following severance:

•	continuation of his base salary in effect at the time of termination for the lesser of six months from the date of termination and the date on which begins employment with another company and

•	payment of premiums for him and his eligible dependents for continuation coverage under COBRA under the Company’s group health plan for the lesser of six months from the date of termination, the date upon which Dr. Olukotun and his eligible dependents become covered under similar plans or the date on which he is no longer eligible for COBRA.

Dr. Olukotun has also agreed not to solicit the Company’s employees for a period of one year following his termination of employment

On June 5, 2007, in recognition of past performance, including consummation of the Merger, the Board awarded Dr. Olukotun a $100,000 bonus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

Pursuant to a written policy adopted on June 5, 2007 following the completion of the Merger, the Company reviews all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in excess of $50,000 in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $50,000, and in which any Related Party had, has or will have a direct or indirect interest (each, a “Related Party Transaction”). For purposes of the policy, a “Related Party” means:

1. any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

2. any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

3. any immediate family member of any of the foregoing persons; and

4. any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The Audit Committee reviews the relevant facts and circumstances of each Related Party Transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the Related Party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Company’s Code of Business Conduct and Ethics, and either approves or disapproves the Related Party Transaction.

Management presents to the Audit Committee each proposed Related Party Transaction, including all relevant facts and circumstances relating thereto and updates the Audit Committee as to any material changes to any approved or ratified Related Party Transaction and provides a status report at least annually at a regularly scheduled meeting of the Audit Committee of all then current Related Party Transactions. No director may participate in approval of a Related Party Transaction for which he or she is a Related Party.

Related Party Transactions

Human Genome Sciences Relationship

In October 1997, Vascular Genetics Inc., which became a wholly owned subsidiary of the Company upon the completion of the February 2003 merger between Genstar Therapeutics Corporation and Vascular Genetics Inc., secured an exclusive, worldwide license from Human Genome Sciences to make, use and sell products covered by certain patents and patent applications owned by Human Genome Sciences, or otherwise using the VEGF-2 technology, in the gene therapy treatment of vascular disease. It was amended in March 2005 to also cover the treatment of diabetic neuropathy. The license agreement required the Company to make royalty payments to Human Genome Sciences based on certain percentages of net revenue we derived from sales of products covered by the licensed technologies and from sublicensing of the licensed technologies. In addition, the license agreement required the Company to reimburse Human Genome Sciences for 50% of all reasonable expenses Human Genome Sciences incurs for the preparation, filing, prosecution and maintenance of the licensed patents and patent applications.

On April 20, 2007, the license agreement with Human Genome Sciences was terminated by mutual consent of the parties and neither party has any continuing material obligation under the license agreement.

Boston Scientific Corporation Relationship

On July 30, 2003, Corautus Genetics Inc. entered into a strategic alliance with Boston Scientific Corporation to develop and commercialize Vascular Endothelial Growth Factor 2 (VEGF-2) gene therapy products to treat cardiovascular disease. Boston Scientific made a $9,000,000 investment in exchange for 1,385,377 shares of Series D Preferred Stock, which was convertible into 1,420,339 shares of common stock as of March 27, 2006, subject to adjustment. Additionally, Boston Scientific paid a $1,000,000 license fee for certain intellectual property, which was to be recognized as revenue over the anticipated term of the license of 12 years. Boston Scientific also committed to purchase up to $15 million of convertible debt from Corautus Genetics Inc. based on achievement of certain milestones, of which Corautus Genetics Inc. closed on $15 million through four separate financings. The first debt transaction was for $2,500,000 and closed on December 30, 2003; the second debt transaction was for $5,000,000 and closed on July 22, 2004; the third debt transaction was for $2,500,000 and closed on September 22, 2004; and the fourth transaction was for $5,000,000 and closed on June 30, 2005. All of this convertible debt accrued interest at the rate of six percent per year and was repayable in five annual payments of interest and principal beginning on the fifth anniversary of the closing of each transaction. Effective June 30, 2006, Boston Scientific converted the principal and interest accrued under these notes into Series E Preferred Stock of the Company. In addition, on June 27, 2005, Corautus Genetics Inc. entered into an investment agreement whereby Boston Scientific agreed to purchase 2,105,264 shares of Corautus Genetics Inc. common stock at $3.80 per share, subject to shareholder approval. Corautus Genetics Inc. obtained shareholder approval for this issuance on August 11, 2005, and immediately thereafter closed the transaction.

Corautus Genetics Inc. had extensive agreements with Boston Scientific with respect to VEGF-2 product candidates for diseases of the heart or peripheral vascular system. As part of such strategic alliance, Boston Scientific granted a non-exclusive, non-transferable and royalty free license to Corautus Genetics Inc. under all patents owned or licensed and sublicensable by Boston Scientific that were necessary for the development of Corautus Genetics Inc.’s VEGF-2 product candidates and the distribution of these products through Boston Scientific. For this license, in connection with distribution, Corautus Genetics Inc. was required to pay Boston Scientific a royalty equal to a percentage of the wholesale price that Boston Scientific paid to Corautus Genetics Inc. for its VEGF-2 products, when and if such sales were made. In addition, Boston Scientific agreed to provide certain assistance in developing these VEGF-2 product candidates and obtained exclusive rights to market, distribute and sell these VEGF-2 products, if and when regulatory approval was obtained. However, in connection with the wind-down of Corautus Genetics Inc.’s operations related to the VEGF-2 product candidates, and effective April 10, 2007, Corautus Genetics Inc. and Boston Scientific mutually terminated the distribution and development agreements, and neither party has any continuing material obligation under such agreements.

On May 11, 2007, Corautus Genetics Inc. entered into a Conversion Agreement with Boston Scientific, pursuant to which Boston Scientific agreed to convert all of its Series D Preferred Stock and Series E Preferred

Stock held by Boston Scientific for 9,131,215 shares of Corautus Genetics Inc. Common Stock. The conversion was effective immediately prior to the Merger. The Conversion Agreement also provides that Boston Scientific with registration rights with respect to the shares of Common Stock issued to Boston Scientific upon the conversion.

Baxter Healthcare Relationship

Baxter Healthcare owns all 2,000 shares of our outstanding Series C Preferred Stock, which is convertible into Common Stock, at the option of the holder, upon the earlier of: (a) the approval by the FDA of a hemophilia product by the Company, or (b) June 13, 2010. Since we have transferred the rights to, and are no longer pursuing the approval of, the hemophilia product, the earliest date of conversion of the Series C Preferred Stock into Common Stock will be June 13, 2010. In the event Baxter Healthcare elects to convert the Series C Preferred Stock into Common Stock on or after the conversion date, each share of Series C Preferred Stock is convertible into a number of shares of Common Stock equal to (a) $1,000 divided by (b) 110% of the fair market value of the Common Stock on the conversion date. Assuming a fair market value of $3.80 per share on the conversion date of June 13, 2010 $3.80 was the closing price on October 26, 2007), the 2,000 shares of Series C Preferred Stock would be convertible into approximately 478,500 shares of Common Stock.

Bay City Capital Relationship

From the date of the founding of privately-held VIA Pharmaceuticals, Inc. in June 2004 through February 2007, privately-held VIA Pharmaceuticals, Inc. entered into the following financing transactions with its principal stockholder, Bay City Capital:

•	On August 27, 2004, privately-held VIA Pharmaceuticals, Inc. issued a secured convertible promissory note for $1,700,000 which was convertible into shares of privately-held VIA Pharmaceuticals, Inc.’s preferred stock issued or sold at privately-held VIA Pharmaceuticals, Inc.’s first equity financing for an amount of shares as defined within the note agreement;

•	On September 24, 2004, privately-held VIA Pharmaceuticals, Inc. issued a note for $225,000, with identical terms;

•	On April 5, 2005, privately-held VIA Pharmaceuticals, Inc. issued a note with identical terms for $3,000,000. Immediately following, privately-held VIA Pharmaceuticals, Inc. issued a note with identical terms for $5,017,333 and extinguished the previously issued notes and $92,333 of unpaid accrued interest;

•	On October 3, 2005, privately-held VIA Pharmaceuticals, Inc. issued a note with identical terms for $2,300,000. Immediately following, privately-held VIA Pharmaceuticals, Inc. issued a note for $7,616,912 and extinguished the previously issued notes, $199,579 of unpaid accrued interest and $100,000 of accrued compensation due to an officer of privately-held VIA Pharmaceuticals, Inc.. This note allowed for additional incremental borrowings of up to a maximum of $9,316,912;

•	On December 19, 2005 and January 6, 2006, privately-held VIA Pharmaceuticals, Inc. received $1,000,000 and $700,000 in additional borrowings under the October 3, 2005 note;

•	On February 8, 2006, privately-held VIA Pharmaceuticals, Inc. issued a note with identical terms for $2,500,000;

•	On March 31, 2006, privately-held VIA Pharmaceuticals, Inc. converted the previously issued notes and $366,588 of unpaid accrued interest to $12,183,500 of Series A Preferred Stock of privately-held VIA Pharmaceuticals, Inc.;

•	On April 24, 2006, privately-held VIA Pharmaceuticals, Inc. issued a note for $3,000,000;

•	On September 18, 2006, privately-held VIA Pharmaceuticals, Inc. amended the note issued on April 24, 2006 to increase the aggregate principal amount outstanding thereunder from $3,000,000 to up to $13,000,000. Concurrently therewith, the noteholder advanced an additional $5,000,000 to privately-held VIA Pharmaceuticals, Inc., which together with the existing $3,000,000 principal amount advanced on

April 24, 2006, represented an aggregate principal amount advanced to privately-held VIA Pharmaceuticals, Inc. pursuant to the amended April 24, 2006 note of $8,000,000; and

•	On February 7, 2007, privately-held VIA Pharmaceuticals, Inc. received $5,000,000 in additional borrowings under the note. Immediately following, privately-held VIA Pharmaceuticals, Inc. fully extinguished all of its outstanding debt obligations to Bay City Capital after converting the previously issued notes and $334,222 of unpaid accrued interest to $13,334,222 of Series A Preferred Stock of privately-held VIA Pharmaceuticals, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, and regulations of the SEC thereunder require our directors, officers and persons who own more than 10% of our Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our Common Stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and amendments thereto received by us, we believe that during the fiscal year ended December 31, 2006, our directors, officers and owners of more than 10% of our Common Stock complied with all applicable filing requirements.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Prior to the consummation of the Merger, Ernst & Young LLP (“E&Y”) served as the Company’s independent registered public accounting firm for the year ended December 31, 2006. Following the Merger, the Company made the decision to change its independent registered public accounting firm to Deloitte & Touche LLP (“Deloitte”), which firm had previously served as privately-held VIA Pharmaceuticals, Inc.’s independent registered public accounting firm. The dismissal of E&Y and the appointment of Deloitte as the Company’s independent registered public accounting firm, contingent upon Deloitte’s completion of its client approval procedures, was approved by the Audit Committee on June 5, 2007. Deloitte completed its client approval procedures and accepted the appointment as the Company’s independent registered public accounting firm as of June 19, 2007.

The Audit Committee has appointed Deloitte to serve as our independent registered public accounting firm for the year ending December 31, 2007, and has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting. If our stockholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider the appointment.

No accountant’s report issued by E&Y on the financial statements of the Company for either of the past two fiscal years or any subsequent interim period contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 through June 20, 2007, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the Company’s two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 through June 20, 2007.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

Audit and Non Audit Fees

Aggregate fees for professional services rendered for Corautus Genetics Inc. (now known as VIA Pharmaceuticals, Inc.) by E&Y as of or for the fiscal years ended December 31, 2006 and 2005 are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal years for the audit of Corautus Genetics

Inc.’s annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

	Fiscal Year	Fiscal Year
	2006	2005

Audit Fees	$244,950	$170,423
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$244,950	$170,423

Audit Fees for the fiscal years ended December 31, 2006 and 2005 were for professional services rendered for the audits of the annual consolidated financial statements of Corautus Genetics Inc. included in Corautus Genetics Inc.’s Annual Report on From 10-K and quarterly review of the financial statements included in Corautus Genetics Inc.’s Quarterly Reports on Form 10-Q. Audit Fees for the fiscal years ended December 31, 2006 and 2005 also included services related to one registration statement on Form S-3 in each year.

There were no Audit-Related Fees paid to E&Y for the fiscal years ended December 31, 2006 and 2005.

There were no Tax Fees paid to E&Y for the fiscal years ended December 31, 2006 or 2005.

There were no fees that fall into the classification of All Other Fees as of the fiscal years ended December 31, 2006 or 2005.

Policy on Audit Committee Preapproval of Audit and Permissible Nonaudit Services of the Independent Registered Public Accounting Firm

As specified in the Audit Committee charter, the Audit Committee pre-approves all audit and nonaudit services provided by the independent registered public accounting firm prior to the receipt of such services. Thus, the Audit Committee approved 100% of the services set forth in the above table prior to the receipt of such services and no services were provided under the permitted de minimus threshold provisions.

Prior to the Merger, the Audit Committee of the Board of Directors determined that the provision of such services was compatible with the maintenance of the independence of Ernst & Young LLP.

The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of VIA Pharmaceuticals, Inc. for the fiscal year ended December 31, 2007.

Audit Committee Report

Management has primary responsibility for our financial statements and the overall reporting process, including maintaining effective internal control over financial reporting and assessing the effectiveness of our system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles, and discusses with the Audit Committee any issues it believes should be raised with the Audit Committee. These discussions include a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee monitors our processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

As described under “Description of Corautus Genetics Inc. and VIA Pharmaceuticals, Inc. Merger Transaction,” pursuant to the terms of the Merger Agreement, each of B. Lynne Parshall, James Gilstrap and F. Richard Nichol (the “Pre-Merger Audit Committee”) resigned from the Company’s Board of Directors and the Audit Committee effective as of the closing of the Merger on June 5, 2007. Immediately after the closing of the Merger, Mark N. K. Bagnall (chair), Richard L. Anderson and David T. Howard were appointed to the Audit Committee. Therefore, the current Audit Committee members were not able to and did not participate in a review of the Company’s audited financial statements for 2006 with E&Y or the Company’s management.

However, the written meeting minutes and draft meeting minutes of the four Pre-Merger Audit Committee meetings in 2006 reflect that representatives of E&Y, Corautus Genetics Inc.’s independent registered public accounting firm for the 2006 fiscal year, attended each meeting of the Pre-Merger Audit Committee that involved the discussion of Corautus Genetics Inc.’s financial statements.

The draft meeting minutes of the Pre-Merger Audit Committee, held on February 26, 2007, reflect that the Pre-Merger Audit Committee: (i) reviewed and discussed with management and E&Y the Corautus Genetics Inc.’s audited financial statements for the year ended December 31, 2006; (ii) discussed E&Y’s judgments as to the quality, not just the acceptability, of Corautus Genetics Inc.’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations; (iii) received the written disclosures and the letter from E&Y that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) regarding the firm’s independence from Corautus Genetics Inc.’s management and has discussed with E&Y its independence; (iv) considered whether the services provided by E&Y for the year ended December 31, 2006 are compatible with maintaining their independence; and (v) based on the foregoing, recommended that the Board of Directors include the audited financial statements in Corautus Genetics Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Audit Committee:

Mark N. K. Bagnall, Chairman
Richard L. Anderson
David T. Howard

October 16, 2007

PROPOSAL 3 — APPROVAL OF 2007 VIA PHARMACEUTICALS, INC.
INCENTIVE AWARD PLAN

Background

At the 2007 Annual Meeting, the stockholders of the Company will be asked to approve the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan (the “2007 Plan”).

General

On October 16, 2007, the Board of Directors (the “Board”) adopted the 2007 Plan, subject to approval by the stockholders of the Company. We currently provide equity-based compensation under the terms of the VIA Pharmaceuticals Inc. 2004 Stock Plan and the Corautus Genetics Inc. 2002 Stock Plan (the “Prior Plans”). The 2007 Plan takes the place of these Prior Plans, providing the Company with the ability to grant a broader range of equity-based awards to members of the Board of Directors and employees and consultants of the Company and its subsidiaries. The Board of Directors believes that providing for stock options, stock appreciation rights, restricted or deferred stock awards, restricted or performance stock units, dividend equivalents, stock payment awards, performance share, performance bonus and other performance-based awards will provide the Company with sufficient equity award opportunities to continue to attract and retain the services of members of the Board, consultants and employees of the Company and its subsidiaries upon whose judgment, interest and special effort the successful conduct of the Company’s operations is largely dependant.

If approved, the 2007 Plan would authorize the Committee (as described under “Summary of 2007 Incentive Award Plan — Plan Administration” below) to grant to employees, consultants and independent directors of the Company and its subsidiaries, stock options, stock appreciation rights, restricted and deferred stock awards, restricted and performance stock units, dividend equivalents, stock payment awards, performance share, performance bonus and other performance-based awards for up to 2,000,000 shares of Common Stock, plus the number of shares that are still available for issuance under the Prior Plans as of December 14, 2007. In addition, beginning in 2008 and ending in 2017, each year the number of shares available for issuance under the 2007 Plan will be increased by the lesser of 500,000 shares, three percent (3%) of the shares of outstanding Common Stock, or a smaller number determined by the Board. The number of shares available under the 2007 Plan is subject to adjustment for future stock splits, stock dividends and similar events. Options, awards and other grants under the 2007 Plan which expire unexercised or are forfeited, or which are tendered or withheld to satisfy grant or exercise price or tax obligations, become available for grant again under the 2007 Plan.

Summary of 2007 Incentive Award Plan

The full text of the 2007 Plan is set forth in the attached Exhibit A. The following general description of certain features of the 2007 Plan is qualified in its entirety by reference to the 2007 Plan.

Eligibility.  Non-employee members of the Board, officers, consultants and employees of the Company and its subsidiaries whom the Committee determines are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its subsidiaries are eligible to be granted awards under the 2007 Plan. As of October 26, 2007, the Company had approximately 10 consultants and 17 employees eligible for participation in the 2007 Plan.

Administration.  The 2007 Plan is administered by the Board of Directors or, if the Board delegates its power and authority to administer the plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a “Non-Employee Director” of the Company, as defined in Rule 16b-3 under the Exchange Act and as an “outside director” within the meaning of Section 162(m) of the Code. As used herein, the term “Committee” will refer to the above described committee or to the Board of Directors, as the case may be.

The Committee has full power to select, from among the officers, consultants and other key employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, and to determine the acceleration or waiver of any vesting restriction, subject to the provisions of the 2007 Plan.

Shares subject to the 2007 Plan.  If approved, the 2007 Plan would authorize the Committee to grant to eligible participants of the Company and its subsidiaries, through December 14, 2017, stock options, stock appreciation rights, restricted and deferred stock awards, restricted and performance stock units, dividend equivalents, stock payment awards, performance share, performance bonus and other performance-based awards for up to 2,000,000 shares of Common Stock, plus the number of shares that are still available for issuance under the Prior Plans as of December 14, 2017. In addition, beginning in 2008 through 2017, each year the number of shares available for issuance under the 2007 Plan will be increased by the lesser of 500,000 shares, three percent (3%) of the shares of outstanding Common Stock, or a smaller number determined by the Board. The number of shares available under the 2007 Plan is subject to adjustment for future stock splits, stock dividends and similar events. No more than 2,000,000 shares will be delivered upon the exercise of incentive stock options under the 2007 Plan. The maximum number of shares with respect to which an employee may be granted awards under this Plan during any calendar year is 1,000,000 shares. The maximum amount that can be paid in cash in any calendar year as a performance-based award under the 2007 Plan is $2,000,000, if such award is intended to be performance based under Section 162(m) of the Code. Options, awards and other grants under the 2007 Plan which expire unexercised or are forfeited, or which are tendered or withheld to satisfy grant or exercise price or tax obligations, become available for grant again under the 2007 Plan.

Stock Options.  The 2007 Plan permits the granting of stock options that either qualify as incentive stock options under Section 422(b) of the Code (“Incentive Stock Options” or “ISOs”) or do not so qualify (“Non-Qualified Stock Options” or “NQSOs”). To qualify as ISOs, options must meet additional Federal tax requirements. Under current law these requirements include limits on the value of ISOs that become exercisable annually with respect to any optionee, and a shorter exercise period and a higher minimum exercise price in the case of certain large stockholders. The option exercise price for each share covered by an option shall be determined by the Committee, but shall be at least 100% of the fair market value of a share of Common Stock as of the date of grant. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Internal Revenue Code provides. The exercise price of options granted under the 2007 Plan must be paid in full by check or other cash-equivalent instrument acceptable to the Committee or, if the Committee so determines, by delivery of Common Stock, valued at fair market value on the exercise date, or through a broker-assisted cashless exercise, provided that payment is made prior to the delivery of any stock by the Company.

As used herein, the term “fair market value” means, as of any given date, the closing price of the Company’s Common Stock on The NASDAQ Stock Market as reported in the Wall Street Journal or, if no such sale of Common Stock occurs on The NASDAQ Stock Market on that date, the fair market value of the Common Stock as determined by the Committee in good faith.

The option will expire at such time or times as is set forth in the applicable option agreement. The Committee will also determine the conditions, if any, that must be satisfied before all or part of an option may be exercised, which may be based on the passage or time or the satisfaction of performance targets, set by the Committee. The Committee may also provide for acceleration of the exercisability of options upon termination of employment or consultancy by reason of retirement, disability or death.

The Committee may provide in the option agreement evidencing the grant of an option that the Committee, in its sole discretion, will have the right to substitute a stock appreciation right for the option at any time prior to exercise of the option, provided that the stock appreciation right will be exercisable for the same number of shares of Common Stock for which such substituted option would have been exercisable.

Restricted Stock.  The Committee may award shares of restricted Common Stock of the Company (“restricted stock”) subject to certain conditions set forth in the 2007 Plan and such other conditions and restrictions as the

Committee may determine, including the attainment of performance goals. Prior to the lapse of restrictions on shares of restricted stock, the Committee may impose restrictions on the participant’s rights of a stockholder with respect to the shares, including with respect to voting and dividend rights, and such shares will also be subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the participant’s restricted stock award agreement. The Committee may, in its discretion, permit or require the payment of any cash dividends to be deferred and, in its discretion, to be reinvested in additional shares of restricted stock or otherwise. Stock dividends, if any, will be treated as additional shares of restricted stock. A recipient of restricted stock must enter into a restricted stock award agreement with the Company, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse. The Committee may permit such restrictions to lapse in installments within the restricted period or may accelerate the removal of restrictions or waive such restrictions at any time.

If a participant who holds restricted stock terminates employment or his consultancy for any reason (including death) prior to the lapse or waiver of the restrictions, the Company, subject to the terms of the restricted stock award agreement, will have the right to require the forfeiture of the share of restricted stock in exchange for any amount that the participant paid for them.

Stock Appreciation Rights.  The Committee may also grant stock appreciation rights (“SARs”), which entitle the holder upon exercise to receive an amount in cash and/or shares equal in value to the excess, if any, of the fair market value of a number of shares specified in the award at the date of exercise of the SARs over the fair market value of such number of shares at the date of grant of the SARs.

Performance Shares.  Awards of performance shares are denominated in a number of shares of Common Stock and may be linked to any one or more performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

Performance Stock Units.  Awards of performance shares awards are denominated in unit equivalent shares of Common Stock or units of value, including dollar value of shares of Common Stock, and may be linked to any one or more performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee.

Dividend Equivalents.  Dividend equivalents are rights to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock. They represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares that are subject to any award held by the participant. Dividend equivalents granted with respect to options or SARs that are intended to be “qualified performance-based compensation” will be payable with respect to pre-exercise periods regardless of whether the underlying option or SAR is subsequently exercised.

Stock Payments.  Stock payments include payments in the manner determined from time to time by the Committee, made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the Committee and may be based upon specific performance criteria determined appropriate by the Committee, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock.  The Committee may make deferred stock awards under the 2007 Plan. These are awards entitling the recipient to receive shares of Common Stock without any payment in cash or property in one or more installments at a future date or dates, as determined by the Committee. Receipt of deferred stock may be conditioned on such matters as the Committee shall determine, including continued employment or providing future consulting services or attainment of performance goals. Unless otherwise provided by the Committee, a recipient of a deferred stock award has no rights as a stockholder with respect to any shares covered by his deferred stock award until the issuance of stock certificates for such shares.

Restricted Stock Units.  Restricted stock units may be granted to any participant in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee will specify the date or dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee will specify the maturity date applicable to each grant of restricted stock units which will be no earlier than the vesting date or dates of the award and may be determined at the election of the participant. On the maturity date, the Company will transfer to the participant one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited.

Performance Bonus Awards.  Awards of performance bonuses are made in cash payable upon attainment of performance goals established by the Committee, and may be linked to any one or more performance criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Performance bonus awards are based on objectively determinable formulas.

Performance Based Compensation.  The Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for Federal income tax. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. Such pre-established performance goals must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of the Company’s Common Stock, market share, clinical trials, financings, business developments and operating goals, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

Transferability of Awards.  Except as otherwise provided by the Committee, no award granted under the 2007 Plan may be assigned, transferred or otherwise disposed of by the grantee, except by will or the laws of descent and distribution. However, the Committee by express provision in the award or an amendment thereto may permit an award (other than an incentive stock option) to be transferred to, exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer will be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the participant’s termination of employment or service with the Company or any of its qualifying subsidiaries to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

Leaves of Absence.  Unless the Committee provides otherwise, vesting of awards granted to officers and directors of the Company or a subsidiary is suspended during an unpaid leave of absence. For purposes of award vesting under the 2007 Plan, a participant will not be considered to have terminated employment during an approved leave of absence or upon a transfer of employment between Company locations, or between the Company, a parent corporation or subsidiary, or any successor company. For purposes of incentive stock options, no leave of absence may exceed ninety days unless reemployment is guaranteed by statute or contract. If the leave extends beyond three months following the ninety-day period, then the incentive stock option will be treated as a nonqualified stock option.

Adjustment of Securities.  If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock, other than an equity restructuring, the Committee will make such proportionate and equitable adjustments, if any, as it deems appropriate to reflect such change with respect to:

•	the aggregate number and kind of shares that may be issued under the 2007 Plan (including, but not limited to, adjustments of the number of shares available under the 2007 Plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the 2007 Plan during any calendar-year period);

•	the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and

•	the grant or exercise price per share for any outstanding awards under the 2007 Plan.

Further, in the event of any of the transactions or events described above or any unusual or nonrecurring transactions or events affecting the Company or financial statements of the Company, or an affiliate, the Committee may:

•	provide for termination of any award in exchange for an amount of cash equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights or replacement of any award with other rights or property selected by the Committee, in its discretion;

•	provide for assumption of any award by a successor or survivor corporation to the Company;

•	adjust the number or type of shares of Common Stock or other securities subject to outstanding awards;

•	declare any awards exercisable, payable or fully vested; or

•	declare that any award cannot vest, be exercised or become payable after such event.

In connection with any stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend (an “equity restructuring”), the Committee will proportionately and equitably make adjustments, if any, as it deems appropriate to reflect such change with respect to the number and type of securities subject to any outstanding award, or the exercise or grant price of any outstanding award.

Any adjustment affecting an award intended as “qualified performance-based compensation” will be made consistent with the requirements of Section 162(m) of the Code.

Except as may otherwise be provided in the award agreement, in the event of a Change of Control (as defined in the 2007 Plan) of the Company in which awards are not converted, assumed, or replaced by the successor, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse. Upon, or in anticipation of, a Change of Control, the Committee may cause any and all awards outstanding under the 2007 Plan to terminate at a specific time in the future and will give participants the right to exercise such awards during a period of time as the Committee, in its sole and absolute discretion, will determine.

Amendment and Termination.  The Committee, subject to certain restrictions set forth in the 2007 Plan and subject to the approval of the Board, may terminate, amend, or modify the 2007 Plan at any time. Such amendment, alteration or discontinuation shall not adversely affect any outstanding award without the consent of each affected participant. In addition, the Committee will obtain the prior approval of the stockholders to the extent required for any applicable laws or stock exchange rules, and for any amendment which would (a) increase the number of shares reserved for grants under the 2007 Plan (other than adjustments), (b) permit the grant of awards with an exercise price at less than fair market value on the grant date (c) extend the maximum term for awards, or (d) result in a material increase in benefits or a change in eligibility requirements under the 2007 Plan. The Committee may accelerate any award or option or waive any conditions or restrictions pertaining to such award or option at any time. In no event may an award be granted pursuant to the 2007 Plan on or after the tenth anniversary of the date the stockholders approve the 2007 Plan.

Federal Income Tax Consequences

The following is a general summary under current law of the material Federal income tax consequences to participants in the 2007 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to the participant in light of his personal investment circumstances. This summarized tax information is not tax advice. Participants are advised to consult personal tax advisors as to the specific tax consequences of participating in the 2007 Plan.

Non-Qualified Stock Options.  For Federal income tax purposes, if a participant is granted non-qualified stock options under the 2007 Plan, he will not have taxable income on the grant of the option, nor will the Company be entitled to any deduction. Generally, on exercise of non-qualified stock options the participant will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the option exercise price. The participant’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the Common Stock on the date the participant exercises the option. Any subsequent gain or loss will be generally taxable as capital gain or loss.

Incentive Stock Options.  There is no taxable income to the participant upon the grant of an incentive stock option or when the option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the participant for purposes of calculating alternative minimum tax. Gain realized by the participant on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to the Company, unless the participant disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the exercise of the option. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the fair market value of the shares on the date of the option’s exercise and the option exercise price will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent the participant must recognize ordinary income. If such a sale or disposition takes place in the year in which the participant exercises the option, the income recognized upon the sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the participant sells or otherwise disposes of the shares before the end of the one-year and two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, recognized on the disposition of the shares.

An incentive stock option exercised more than three months after the participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. The Company will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Restricted Stock.  For Federal income tax purposes, a participant generally will not have taxable income on the grant of the restricted stock, nor will the Company then be entitled to any deduction, unless the participant makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price, if any, for the restricted stock.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient realized as ordinary income.

Performance Shares.  A participant generally will not realize taxable income at the time of the grant of the performance shares, and the Company will not be entitled to a deduction at that time. When the performance shares vest, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

Performance Stock Units.  The participant generally will not realize taxable income at the time of the grant of the performance stock units, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

Dividend Equivalents.  A participant generally will not realize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments.  If the participant receives a stock payment in lieu of a cash payment that would otherwise have been made, the participant generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.

Deferred Stock.  The participant generally will not have taxable income upon the issuance of the deferred stock and the Company will not then be entitled to a deduction. However, when deferred stock vests and is issued to the participant, the participant will realize ordinary income and the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock.

Restricted Stock Units.  The participant generally will not realize taxable income at the time of the grant of the restricted stock units, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

Performance Bonus.  The participant generally will not realize taxable income at the time of the grant of the performance bonus award, and the Company will not be entitled to a deduction at that time. When an award is paid, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

Section 162(m) of the Code.  In general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million in any taxable year of the corporation. However, under Section 162(m), the deduction limit does not apply to certain “qualified performance-based compensation.” Stock options and stock appreciation rights will satisfy the “qualified performance-based compensation” exception if (1) the awards are made by a qualifying compensation committee, (2) the plan sets the maximum number of shares that can be granted to any person within a specified period and (3) the compensation is based solely on an increase in the stock price after the grant date. The 2007 Plan has been designed to permit the Committee to grant stock options and other performance-based awards which are intended to be qualified as “qualified performance-based compensation” and therefore be deductible under Section 162(m) of the Code.

Other Tax Consequences.  The Company recommends that participants consult personal tax advisors with respect to the Federal, foreign (if applicable), state and local tax aspects of option grants, option exercises and any subsequent dispositions of Common Stock acquired under the 2007 Plan.

Vote Required

Approval of the 2007 Plan requires the affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF THE VIA PHARMACEUTICALS, INC. 2007 INCENTIVE AWARD PLAN.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

In order for stockholder proposals intended to be presented at the 2008 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement and the form of proxy for such meeting, they must be received by us at our executive offices in San Francisco, California, at a reasonable time before the corporation prints its proxy materials for the meeting. In addition, if the Company does not receive notice of a stockholder proposal within a reasonable time before the Company mails its proxy materials to the stockholders, then the proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies. The Board of Directors has not determined the date of the 2008 Annual Meeting of the Company’s Stockholders.

AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

A copy of Corautus Genetics Inc.’s Annual Report to Stockholders on Form 10-K for the year ended December 31, 2006, as amended by Form 10-K/A, filed on April 30, 2007, which includes certain financial information about Corautus Genetics Inc., is enclosed as an exhibit to this Proxy. Copies of Corautus Genetics Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended by Form 10-K/A, as filed with the Securities and Exchange Commission (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: VIA Pharmaceuticals, Inc., Attention: James G. Stewart, 750 Battery Street, Suite 330, San Francisco, CA 94111 (415.283.2200 phone). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K, as amended, over the Internet at the SEC’s website, www.sec.gov, or at our website, www.viapharmaceuticals.com.

LIST OF THE COMPANY’S STOCKHOLDERS

A list of our stockholders as of October 26, 2007, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during normal business hours during the 10-day period prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Unless contrary instructions are received, we may send a single copy of the Annual Report, Proxy Statement and Notice of Annual Meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process is known as “householding” and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.

If you would like to receive a separate set of our annual disclosure documents this year or in future years, follow the instructions described below and we will deliver promptly a separate set. Similarly, if you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

1. If your shares are registered in your own name, please contact our transfer agent by writing to them at Computershare Trust Company, N.A., 1745 Gardena Avenue, Glendale, California 91204 (Attn: VIA Pharmaceuticals, Inc. Representative) or calling (818) 502-1404.

2. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The following documents are incorporated by reference in this prospectus: Corautus’ Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 30, 2007, as amended by Form 10-K/A, filed on April 30, 2007.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors.

Lawrence K. Cohen, Ph.D.
President & Chief Executive Officer

San Francisco, California
November 5, 2007

EXHIBIT A

VIA PHARMACEUTICALS, INC.
2007 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of VIA Pharmaceuticals, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1  “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.2  “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) or Section 2.4(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company.

The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5  “Code” means the Internal Revenue Code of 1986, as amended.

2.6  “Committee” means the committee of the Board described in Article 12.

2.7  “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.8  “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.9  “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.10  “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.

2.11  “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time.

2.12  “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.13  “Effective Date” shall have the meaning set forth in Section 13.1.

2.14  “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

2.15  “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.

2.16  “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.17  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18  “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

2.19  “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.20  “Independent Director” means a Director of the Company who is not an Employee.

2.21  “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.22  “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.23  “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.24  “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.25  “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9.

2.26  “Performance Bonus Award” has the meaning set forth in Section 8.7.

2.27  “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, market share, clinical trials, financings, business development, strategic and operating goals, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.28  “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.29  “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance

Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.30  “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.31  “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.32  “Plan” means this VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan, as it may be amended from time to time.

2.33  “Prior Plans” means the VIA Pharmaceuticals Inc. 2004 Stock Plan and the Corautus Genetics Inc. 2002 Stock Plan.

2.34  “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.35  “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.36  “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.37  “Securities Act” shall mean the Securities Act of 1933, as amended.

2.38  “Stock” means the common stock of the Company, par value $0.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.39  “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.40  “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.

2.41  “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1  Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is shall be the sum of (i) 2,000,000 (ii) any shares of Stock which as of the Effective Date are available for issuance under the Prior Plans, or are subject to awards under the Prior Plans which are forfeited or lapse unexercised and which following the Effective Date are not issued under the Prior Plans; and (iii) an annual increase on the first day of each year beginning in 2008 and ending in 2017, equal to the lesser of (A) 500,000 shares, (B) three percent (3%) of the shares of Stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (C) such smaller number of shares of Stock as determined by the Board; provided, however, that no more than 2,000,000 shares of Stock may be delivered upon the exercise of Incentive Stock Options.

(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2  Stock Distributed.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3  Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year (measured from the date of any grant) shall be 1,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $2,000,000.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1  Eligibility.  Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2  Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3  Foreign Participants.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.

STOCK OPTIONS

5.1  General.  The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price.  The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(d), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash equivalents, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, after the Public Trading Date, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant.  All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2  Incentive Stock Options.  Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.

(a) Expiration.  Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i) Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii) Three months after the Participant’s termination of employment as an Employee; and

(iii) One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(b) Dollar Limitation.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c) Ten Percent Owners.  An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition.  The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(e) Right to Exercise.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(f) Failure to Meet Requirements.  Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3  Substitution of Stock Appreciation Rights.  The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1  Grant of Restricted Stock.  The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2  Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3  Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4  Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1  Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2  Payment and Limitations on Exercise.

(a) Subject to Sections 7.2(b) payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1  Performance Share Awards.  Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2  Performance Stock Units.  Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3  Dividend Equivalents.

(a) Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b) Dividend Equivalents granted with respect to Options or SARs that are intended to be Qualified Performance-Based Compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.

8.4  Stock Payments.  Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5  Deferred Stock.  Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6  Restricted Stock Units.  The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company shall, subject to Section 10.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7  Performance Bonus Awards.  Any Eligible Individual selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.8  Term.  Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.

8.9  Exercise or Purchase Price.  The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10  Exercise upon Termination of Employment or Service.  An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.11  Form of Payment.  Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.12  Award Agreement.  All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1  Purpose.  The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2  Applicability.  This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such

Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3  Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4  Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5  Additional Limitations.  Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1  Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2  Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3  Limits on Transfer.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). The Committee by express provision in the Award or an amendment thereto may permit an

Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.

10.4  Beneficiaries.  Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5  Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6  Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.7  Leaves of Absence.  Notwithstanding the foregoing, unless the Committee provides otherwise: (a) vesting of Awards granted hereunder to officers and Directors shall be suspended during any unpaid leave of absence; (b) an Eligible Individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, a parent corporation, any Subsidiary, or any successor; and (c) for purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days unless reemployment upon expiration of such leave is guaranteed by statute or contract, and if reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1  Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such proportionate equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.2 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately equitably adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such proportionate equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

11.2  Acceleration Upon a Change in Control.  Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

11.3  No Other Rights.  Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

11.4  Restrictions on Exercise.  In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period as specified by the Committee prior to the consummation of any such transaction.

ARTICLE 12.

ADMINISTRATION

12.1  Committee.  Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

12.2  Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.3  Authority of Committee.  Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4  Decisions Binding.  The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

12.5  Delegation of Authority.  To the extent permitted by applicable law, the Board may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1  Effective Date.  The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it is approved either:

(a) By a majority of the votes cast at a duly held stockholders meeting at which a quorum representing a representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the plan; or

(b) By a method and in a degree that would be treated as adequate under Delaware law in the case of an action requiring stockholder approval.

13.2  Expiration Date.  The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1  Amendment, Modification, and Termination.  Subject to Section 15.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant or (iv) results in a material increase in benefits or a change in eligibility requirements. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option may be amended to reduce the per share exercise price of the shares subject to such Option below the per share exercise price as of the date the Option is granted and, except as permitted by Article 11, no Option may be granted in exchange for, or in connection with, the cancellation or surrender of an Option having a higher per share exercise price.

14.2  Awards Previously Granted.  Except with respect to amendments made pursuant to Section 15.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 15.

GENERAL PROVISIONS

15.1  No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2  No Stockholders Rights.  Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3  Withholding.  The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4  No Right to Employment or Services.  Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5  Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

15.6  Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.7  Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8  Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

15.9  Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10  Fractional Shares.  No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11  Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12  Government and Other Regulations.  The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

15.13  Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.

15.14  Section 409A.  To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of VIA Pharmaceuticals, Inc. on October 16, 2007.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of VIA Pharmaceuticals, Inc. on          , 2007.

Executed on this      day of          , 2007.

Corporate Secretary

Revocable Proxy
VIA PHARMACEUTICALS, INC.
COMMON STOCK
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
     The undersigned hereby appoints James G. Stewart and Karen Wright, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of VIA Pharmaceuticals, Inc. (the “Company”) that the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders of the Company, to be held at 505 Montgomery Street, Suite 2000, San Francisco, CA 94111, on Friday, December 14, 2007, at 9:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BELOW-LISTED PROPOSALS
1)	Elect as directors the seven (7) nominees listed below to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified (except as marked to the contrary below):

☐	FOR ALL NOMINEES listed below	☐	WITHHOLD AUTHORITY to vote
	(except as marked to the contrary below).		for all nominees listed below.
INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Richard L. Anderson, Mark N. K. Bagnall, Lawrence K. Cohen, Fred B. Craves, Douglass B. Given, David T. Howard and John R. Larson.

2)	Approval of the proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2007.
☐   FOR                      ☐   AGAINST                      ☐   ABSTAIN
3)	Approval of the proposal to approve the VIA Pharmaceuticals, Inc. 2007 Incentive Award Plan.
☐   FOR                      ☐   AGAINST                      ☐   ABSTAIN
     In their discretion, the proxies are authorized to vote upon such other business as properly may come before the Annual Meeting and any and all adjournments or postponements thereof.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED
POSTAGE-PAID ENVELOPE
(Continued, and to be signed and dated, on the reverse side)

(Continued from the other side)
PROXY — SOLICITED BY THE BOARD OF DIRECTORS
This proxy card will be voted as directed. If no instructions are specified, this proxy card will be voted “FOR” each of the proposals listed on the reverse side of this proxy card. If any other business is presented at the Annual Meeting, this proxy card will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.
The undersigned may elect to revoke this proxy card at any time prior to its use by (1) giving written notice to the Company’s Secretary, at VIA Pharmaceuticals, Inc., 750 Battery Street, Suite 330, San Francisco, CA 94111, (2) by executing and delivering a proxy card bearing a later date or (3) by voting in person at the Annual Meeting. Beneficial owners of our Common Stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy.

Signature

Signature, if shares held jointly

Date: , 2007
Please mark, date and sign exactly as your name appears on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give your full title. If the holder is a corporation or a partnership, the full corporate or partnership name should be signed by a duly authorized officer.
Do you plan to attend the Annual Meeting in person? ☐ YES      ☐ NO